THIS AGREEMENT made this 19th day of September, 2012.

B E T W E E N:

Kalim Khan

(hereinafter referred to as the "Vendor")

OF THE FIRST PART

- and -

Myriad Interactive Media Inc.

(hereinafter referred to as the "Purchaser")

OF THE SECOND PART.

WHEREAS the Vendor has developed a software known as “The Mingle Suite Application” (hereinafter referred to as the "Mingle Software");

AND WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase the Mingle Software upon such terms and conditions as hereinafter set out;

AND WHEREAS the Purchaser is a public company incorporated under the laws of the State of Delaware and listed in good standing on the OTC QB Exchange under the symbol of MYRY;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises hereto and the covenants hereinafter contained and other good and valuable consideration (the sufficiency and receipt of which is hereby acknowledged by all parties), the parties hereto agree as follows:

ARTICLE I - RECITALS

1.01

The recitals hereto are true and correct.

ARTICLE II - DEFINITIONS

2.01

In this Agreement, unless the context otherwise requires, the following terms shall have the following meaning:

(a)

"Agreement" means this agreement and any schedules and attachments to this agreement, and the words "herein", "hereof", "hereunder", and any similar words or expressions shall mean this Agreement;

(b)

"Asset Purchase Price" means the aggregate purchase price set forth in paragraph 4.01 hereof;

(c)

"Closing Date" means the 1st day of October, 2012 or such other date as may be mutually agreed upon in writing by the parties hereto;

(d)

"Purchased Assets" means the aggregate of assets described in paragraph 3.01 hereof; and

(e)

"Time of Closing" means the hour of 3:00 o'clock in the afternoon on the Closing Date.

2.02

The insertion of headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

2.03

In this Agreement, where the context requires, words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

2.04

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

2.05

All dollar amounts referred to in this Agreement are in Canadian funds.

ARTICLE III - PURCHASED ASSETS

3.01

Subject to the terms and conditions of this Agreement, the Vendor agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Vendor all of the following assets:

(a)

100% Ownership Rights to The Mingle Suite Application including all related source codes, applications, software and domain names as listed on Schedule “A” attached hereto.

ARTICLE IV - ASSET PURCHASE PRICE

4.01

The aggregate purchase price for the Purchased Assets is the sum of TWO HUNDRED AND FIFTY THOUSAND ($250,000.00) DOLLARS.  Said purchase price shall be payable as follows: (i) issuance of Five Million (5,000,000) Shares of the Purchaser’s previously authorized but unissued common stock valued at SEVENTY FIVE THOUSAND ($75,000.00) DOLLARS; and (ii) delivery of a promissory note in the amount of ONE HUNDRED AND SEVENTY FIVE THOUSAND ($175,000.00) DOLLARS payable on or before October 1, 2014, interest free (hereinafter referred to as the “Promissory Note”).  Said consideration of the Purchaser’s shares is based on the thirty (30) day moving average price of the Purchaser’s shares as of the date hereof and shall constitute 8.3 % of the Purchaser’s issued and outstanding stock at the time that same is issued to the Vendor on the Closing Date.  Said shares shall be restricted for a period of six (6) months after the Closing Date.

4.02

The Asset Purchase Price shall be payable by the Purchaser to the Vendor on the Closing Date as follows:

(a)

the Purchaser shall deliver a certificate or number of certificates totaling Five Million (5,000,000) of the Purchaser’s issued and outstanding shares, engrossed in the name of the Vendor or as he may otherwise direct; and

(b)

the Purchaser shall deliver the Promissory Note.

4.03

The Vendor and the Purchaser hereby agree that the Purchase Price is allocated among the Purchased Assets as follows:

(a)

100% Ownership Rights to The Mingle Suite Application:

(i)

Source Code Delivery

$225,000.00;

(ii)

MingleMedia.ca Domain

$12,500.00;

(iii)

MingleSuite.com Domain

$12,500.00.

4.04

In addition to the Asset Purchase Price outlined in Article 4.01, the Purchaser shall issue on the Closing Date a total of Five Hundred Thousand (500,000) of the Purchaser’s issued and outstanding shares, engrossed in the name of Talal Chehab (or as he may otherwise direct) for consulting and advisory services.

4.05

The full payment of the Promissory Note shall be conditional upon the Vendor or his nominee(s) generating a minimum of Five Hundred Thousand ($500,000.00) Dollars of sales of the Mingle Software on or before October 1, 2014.  In the event that the Vendor does not meet said sales target within the aforementioned period, the parties hereby agree that the Vendor shall be paid a pro-rata portion of the Promissory Note provided that he generates a minimum of Two Hundred and Fifty Thousand ($250,000.00) Dollars of sales.  As an illustration, if the Vendor generates only $300,000.00 of sales, he shall be paid 60% (300,000 / 500,000) of the face value of the Promissory Note; however, if the Vendor only generates $249,000.00 of sales, then the Promissory Note shall  be forgiven in full.

ARTICLE V - CLOSING

5.01

The sale and purchase of the Purchased Assets provided for in this Agreement shall be formally closed at a place to be mutually agreed upon by the parties’ solicitors at the Time of Closing or such other time mutually agreed upon by the parties hereto.

ARTICLE VI - REPRESENTATIONS AND WARRANTIES

6.01

The Vendor represents and warrants to the Purchaser and acknowledges, that the

Purchaser is relying on such representations and warranties as follows:

(a)

the Vendor is a resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada);

(b)

the Purchased Assets are owned by the Vendor as the legal owner thereof and, as at the Time of Closing, the Vendor shall have good and marketable title thereto free and clear of any mortgages, liens, charges, pledges, claims or encumbrances of any nature and kind whatsoever;

(c)

that no person or legal entity other than the Purchaser has any agreement or option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement for the purchase of the Purchased Assets; and

(d)

there are no actions, suits or proceedings pending or threatened against or affecting the Vendor in law or in equity, before any federal, provincial, municipal or other government department, commission, board, agency or instrumentality, domestic or foreign, regarding title to or any claim for an interest in the Purchased Assets.

6.02

The Purchaser represents and warrants to the Vendor, and acknowledges that the Vendor is relying on such representation and warranty as follows:

(a)

 that the Purchaser is a public company incorporated under the laws of the State of Delaware and listed in good standing on the OTC QB Exchange under the symbol of MYRY;

(b)

that as of the date hereof there are 55,518,470 issued and outstanding shares in the capital of the Purchaser;

(c)

that as of the Closing Date there shall be 60,518,470 issued and outstanding shares in the capital of the Purchaser and that the shares being issued to the Vendor in consideration of the Asset Purchase Price shall constitute 8.3 % of the Purchaser’s issued and outstanding stock;

(d)

that the thirty (30) day moving average price of the Purchaser’s shares as of the date hereof is $0.015; and

(e)

as of the date hereof, there are no actions, suits or proceedings pending or threatened against or affecting the Purchaser in law or in equity, before any federal, state, municipal or other government department, commission, board, agency or instrumentality, domestic or foreign.

6.03

Unless waived in accordance with the provisions of this Agreement, the parties hereto agree that notwithstanding the Closing of this transaction of purchase and sale of the Purchased Assets contemplated herein, the representations and warranties contained in this

Agreement shall survive Closing for a period of one (1) year from the Closing Date.

ARTICLE VII - CONDITIONS ON CLOSING

7.01

The Purchaser shall not be obliged to complete the transaction herein provided for unless, at the Time of Closing, each of the following conditions shall have been satisfied, it being understood that the said conditions are included for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part, in writing at any time; and the Vendor shall use his best efforts to ensure that such conditions are fulfilled on or before the Time of Closing:

(a)

the representations and warranties set forth in paragraph 6.01 shall be true and correct in all material respects at the Time of Closing as if such representations and warranties were made at the Time of Closing and a certificate, duly executed by the Vendor, evidencing same shall have been delivered to the Purchaser on closing;

(b)

all of the terms, covenants and agreements set forth in this Agreement to be complied with or performed by the Vendor on or before the Time of Closing shall have been complied with or performed by the Vendor on or before the Time of Closing;

(c)

the Vendor shall deliver to the Purchaser possession of the Purchased Assets;

(d)

the Vendor shall deliver to the Purchaser a duly executed Bill of Sale and such other assignments or title documents necessary to properly sell, transfer, assign and convey the Purchased Assets to the Purchaser;

(e)

the Vendor shall deliver to the Purchaser such other documents, materials, or assurances necessary to give effect to the transactions contemplated by the terms of this Agreement; and

(f)

the Vendor shall deliver to the Purchaser an indemnity duly executed by the Vendor with respect to any loss suffered by the Purchaser as a result of any breach of any representation, warranty or covenant contained in this Agreement on the part of the Vendor, such indemnity to be in a form reasonably acceptable to the solicitor for the Purchaser.

7.02

The Vendor shall not be obliged to complete the transaction herein provided for unless, at the Time of Closing, each of the following conditions shall have been satisfied, it being understood that the said conditions are included for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part, in writing at any time; and the Purchaser shall use its best efforts to ensure that such conditions are fulfilled on or before the Time of Closing:

(a)

the representations and warranties set forth in paragraph 6.02 shall be true and correct in all material respect at the Time of Closing as if such representations and warranties were made at the Time of Closing and a certificate duly executed by the Purchaser, evidencing same shall have been delivered to the Vendor on Closing;

(b)

all the terms, covenants and agreements set forth in this Agreement to be complied with or performed by the Purchaser on or before the Time of Closing shall have been complied with or performed by the Purchaser on or before the Time of Closing;

(c)

the Purchaser shall deliver to the Vendor such other documents, materials, or assurances necessary to give effect to the transactions contemplated by the terms of this Agreement; and

(d)

the Purchaser shall deliver all share certificate(s) and the Promissory Note as required pursuant to Article IV herein.

ARTICLE VIII - CONDITIONS AND FURTHER ASSURANCES

8.01

At any time and from time after the Time of Closing, the Vendor will, at the Purchaser's request and expense, execute and deliver to the Purchaser such further instruments of title and perform all acts reasonably necessary in order to vest and affirm in the Purchaser title to the Purchased Assets.

8.02

The Vendor and the Purchaser agree to execute and file a joint election pursuant to section 167(1) of the Excise Tax Act in order that the Purchased Assets may be purchased by the Purchaser hereunder with no GST payable on closing.

8.03

This Agreement is conditional, for a period of ten (10) days from acceptance herein, upon the Purchaser reviewing the Mingle Software source code and satisfying itself completely (using its absolute and unfettered discretion) as to all the authenticity of the application’s development and coding.  This condition is being inserted for the sole benefit of the Purchaser.  In the event that the Purchaser does not waive said condition, in writing, within the aforementioned time period, this Agreement shall be null and void.

8.04

This Agreement is conditional, for a period of ten (10) days from acceptance herein, upon the Purchaser conducting its due diligence and inspection of the Mingle Software source code and being satisfied with the scalability of the application.  The Vendor covenants to give the Purchaser and/or its representatives access to review certain pieces of the source code, service contract agreements, web development statements, etc. during said ten (10) day period so as to allow the Purchaser to conduct its due diligence.  This condition is being inserted for the sole benefit of the Purchaser.  In the event that the Purchaser does not waive said condition, in writing, within the aforementioned time period, this Agreement shall be null and void.

8.05

This Agreement is conditional, for a period of ten (10) days from acceptance herein, upon the Vendor conducting its due diligence on the Purchaser.  The Purchaser covenants to give the Vendor and/or its representatives access to its corporate records etc. during said ten (10) day period so as to allow the Vendor to conduct its due diligence.  This condition is being inserted for the sole benefit of the Vendor.  In the event that the Vendor does not waive said condition, in writing, within the aforementioned time period, this Agreement shall be null and void.

ARTICLE IX - NOTICE

9.01

Any notice to be given under or pursuant to the provisions of this Agreement or in any way concerning the same shall be sufficiently given if reduced to writing and personally delivered or mailed by prepaid registered mail addressed to:

If to the Purchaser at:

7 Ingram Drive, Suite 128

Toronto, ON

Tel:  (800) 427 1103

Fax: (800) 427 1103

If to the Vendor at:

Suite 206, 3100 Steeles Ave. West

Concord, ON  L4K 3R1

Tel: (905) 738-2463

Fax: (905) 738-9638

or at such other address as any of the parties hereto may hereafter designate by notice given in the manner herein provided, and such notice shall be deemed to have been received when delivered, or if mailed, three (3) days after mailing (excluding Saturdays, Sundays and legal holidays); provided that in the event of postal disruption of any nature or kind whatsoever, any notice required to be given under this Agreement shall be personally delivered to either party hereto at the address specified above.

ARTICLE X - ENTIRE AGREEMENT

10.01

This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior contracts, agreements and undertakings of the parties in connection herewith.  No modifications or alterations to this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall a waiver constitute a continuing waiver unless expressly stated to be so.

ARTICLE XI - TIME

11.01

Time shall be of the essence in this Agreement and every part hereof.

ARTICLE XII - SUCCESSORS AND ASSIGNS

12.01

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, as the case may be.

ARTICLE XIII - PROFESSIONAL FEES

13.01

Each of the parties hereto shall be responsible and liable for any of their own legal, accounting or other professional fees and disbursements incurred in connection with the preparation of and transactions arising out of this Agreement.

ARTICLE XIV - SCHEDULE

14.01

The following Schedule shall form part of and be incorporated into this Agreement:

Schedule "A"

List of Purchased Assets

IN WITNESS WHEREOF the Vendor and the Purchaser have hereunto executed this Agreement under seal.

SIGNED, SEALED AND DELIVERED

)

Myriad Interactive Media Inc.

IN THE PRESENCE OF

)

)

)

)

Per:

__/s/ Derek Ivany _____________

)

Derek Ivany, President

)

)     I have the authority to bind the Corporation

)

)

)

)

_/s/ Kalim Khan_______________

)

Kalim Khan